Exhibit 99.1

Alamosa Closes Acquisition of AirGate PCS

LUBBOCK, Texas (February 15, 2005) – Alamosa Holdings, Inc. (Nasdaq/NM: APCS) today announced that is has completed its acquisition of AirGate PCS, Inc. (Nasdaq/NM: PCSA). Combined with AirGate PCS, Alamosa now has approximately 1.3 million customers in a footprint spanning parts of 19 states in the U.S. with a licensed population of 23.2 million residents.

"The completion of the AirGate PCS acquisition is another milestone in our Company's operating history" said David E. Sharbutt, Chairman and Chief Executive Officer of Alamosa Holdings, Inc. "AirGate PCS represents our most significant acquisition of a Sprint Affiliate to date and grows the population in our Company's licensed territory by approximately 50 percent. We now have more opportunities to sell Sprint services in some of the most attractive markets in the United States." Mr. Sharbutt added "We look forward to the integration of AirGate PCS into our system quickly and efficiently to continue building value for all of Alamosa's stakeholders, including those who were previously AirGate stakeholders."

ABOUT ALAMOSA

Alamosa Holdings, Inc. is the largest (based on number of subscribers) PCS Affiliate of Sprint (NYSE: FON), which operates the largest all-digital, all-CDMA Third-Generation (3G) wireless network in the United States. Alamosa has the exclusive right to provide digital wireless mobile communications network services under the Sprint brand name throughout its designated territory located in Texas, New Mexico, Oklahoma, Arizona, Colorado, Utah, Wisconsin, Minnesota, Missouri, Washington, Oregon, Arkansas, Kansas, Illinois, California, Georgia, South Carolina, North Carolina and Tennessee. Alamosa's territory includes licensed population of 23.2 million residents.

ABOUT SPRINT

Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With more than $26 billion in annual revenues in 2003, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States.

FORWARD LOOKING STATEMENTS

Statements contained in this news release that are forward-looking statements, such as statements containing terms such as can, may, will, expect, plan, and similar terms, are subject to various risks and uncertainties, including such statements that include, but are not limited to statements about the benefits of the merger between Alamosa and AirGate PCS, Inc. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: Alamosa's dependence on its affiliation with Sprint; shifts in populations or network focus; changes or advances in technology; changes in Sprint's national service plans or fee structure with us; change in population; difficulties in network construction; increased competition in our markets; adverse changes in financial position, condition or results of operations. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Annual Report on Form 10-K for the year ended December 31, 2003 and in subsequent filings with the Securities and Exchange Commission. Investors and analysts should not place undue reliance on forward-looking statements.

###